UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 15, 2024

DOGWOOD THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39811	85-4314201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Milton Avenue Alpharetta, GA	30009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (866) 620-8655

(Former name or former address, if changed since last report): N/A

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	DWTX	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company       ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 15, 2024, Dogwood Therapeutics, Inc. (the “Company”) received a letter (the “Letter”) from the Nasdaq Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that its amount of stockholders’ equity has fallen below the $2,500,000 required minimum for continued listing set forth in Nasdaq Listing Rule 5550(b)(1). Nasdaq’s determination was based upon the Company’s stockholders’ equity as reported in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2024, which reflects the Company’s stockholders’ equity prior to the consummation of the Company’s acquisition of Pharmagesic (Holdings) Inc. on October 7, 2024. The Letter also noted that the Company does not meet the alternatives of market value of listed securities or net income from continuing operations, and therefore, the Company no longer complies with Nasdaq’s Listing Rules.

This Letter has no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market, and, therefore, the Company’s listing currently remains fully effective.

Under Nasdaq Listing Rules, the Company has until December 30, 2024 to provide Nasdaq with a plan to achieve and sustain compliance. If Nasdaq accepts the Company’s plan to regain compliance, Nasdaq may grant an extension of up to 180 calendar days from the date of the Letter to evidence compliance. If Nasdaq does not accept the Company’s plan to regain compliance, the Company will have the opportunity to appeal the decision to a Nasdaq Hearings Panel.

The Company intends to submit to Nasdaq, within the requisite time period, a plan to regain compliance with Listing Rule 5550(b)(1). While the Company is confident that its forthcoming plan will restore compliance with the Nasdaq Listing Rules, there can be no assurance that Nasdaq will accept the Company’s plan or that the Company will be able to regain compliance with Listing Rule 5550(b)(1) or maintain compliance with any other Nasdaq requirement in the future.

The Company, by filing this Form 8-K, discloses its receipt of the notification from Nasdaq in accordance with Listing Rule 5810(b).

Cautionary Note Regarding Forward Looking Statements

This Form 8-K contains “forward-looking statements,” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” or “would,” and or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, stock listing, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements, including risks regarding the continued listing of our common stock, as well as the risks set forth in the  Amended Annual Report on Form 10-K/A for the year ended December 31, 2023 and the Company’s quarterly report on Form 10- Q for the quarterly period ended September 30, 2024, which are filed with the Securities and Exchange Commission. Although we believe that we have a reasonable basis for each forward-looking statement contained in this Form 8-K, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOGWOOD THERAPEUTICS, INC.

	By:	/s/ Angela Walsh
	Name:	Angela Walsh
	Title:	Chief Financial Officer, Corporate Secretary and Treasurer
November 21, 2024

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